UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 12, 2010 (March 11, 2010)
EMDEON INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34435 (Commission File Number)	20-5799664 (IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN (Address of Principal Executive Offices)	37214 (Zip Code)
(615) 932-3000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 11, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Emdeon Inc. (the “Company”) approved and adopted the Emdeon Management Bonus Program (the “Management Bonus Program”).
     The Management Bonus Program provides that the Company’s executive officers and management level employees will be eligible to participate. Participants in the Management Bonus Program will have the opportunity to earn annual cash-based incentive compensation, in addition to their salaries, up to a target bonus potential under the Management Bonus Program that will be calculated as a percentage of the participant’s annual salary as of the end of each fiscal year. The target percentages are generally aligned with the participant’s level and role within the Company. Certain participant bonus potential amounts, however, may be set forth in written employment agreements and the terms of such agreements shall be controlling. The amount of compensation received under the Management Bonus Program will be tied to achievement of performance criteria established annually based upon a combination of the objective performance of the Company and a subjective evaluation of the individual participant’s performance. In certain cases, for those employees whose job responsibilities are primarily related to a particular division, a portion of the bonus potential will also be based on the objective performance of the operating division.
     All grants, decisions, interpretations and administration with respect to Management Bonus Program awards to “Covered Officers,” as defined in the Emdeon Inc. 2009 Equity Incentive Plan (the “Incentive Plan”), will be administered as “Performance Awards” described in the Incentive Plan and will be made solely by the Compensation Committee and consistently with Section 11 of the Incentive Plan. For all participants, the Company’s Chief Executive Officer (other than with respect to himself) will make recommendations to the Compensation Committee regarding both the amount and timing of any bonus payments, and the Compensation Committee will review and approve the Chief Executive Officer’s recommendations.
     For the year ending December 31, 2010, the Compensation Committee has determined that 55% of the objective performance measures will be based on revenue targets and 45% will be based on EBITDA targets. Subjective performance measures will be determined and evaluated by the participant’s supervisor based on the participant’s level of responsibility and contribution to the Company.
     The foregoing description of the Management Bonus Program is qualified in its entirety by reference to the Management Bonus Program, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Emdeon Management Bonus Program

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMDEON INC.
Date: March 12, 2010	By:	/s/ Gregory T. Stevens
		Name:	Gregory T. Stevens
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Emdeon Management Bonus Program